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                        Suite 210 - 1122 Mainland Street
                             Vancouver, B.C., Canada
                                     V6B 5L1




August  17,  2000

Attention:  Karl  Gruber,  VP  Buisness  Development
ProWebCast,  Inc.
450  Fairway  Drive  Suite  201
Deerfield  Beach,  Floriada
33441

RE:     Worldwide  Broadcast  Network  (wwbroadcast.net  inc.)  &  ProWebCast,
Inc.(ProWebCast)  -  Strategic  Alliance  Agreement

I have taken the liberty of documenting the general conditions associated with a Strategic Alliance between the Worldwide Broadcast Network (WWBC) and ProWebCast (the "Parties") and the basis on which the Parties will work together in a manner consistent with a Partnership.

By way of background information we confirm that ProWebCast is a privately held company based in Deerfield Beach, Florida, and ProWebCast produces and webcasts weekly programs, online presentations of made for television shows, press conferences, trade shows, concerts, product announcements and special events that can be enhanced with the visibility and reach of the Internet.

The Worldwide Broadcast Network is a publicly held company with offices in Vancouver, Canada, and Seattle, Washington and operates a streaming-media content portal on the Internet (http://wwbc.net) that contains 1,000's of Regional Content Providers and links to their respective streaming media content. The website is the most comprehensive streaming media portal on the Internet where global content providers showcase their content and audiences customize their viewing.

Under the terms of the Strategic Alliance, WWBC and ProWebCast will collectively undertake and endeavor to inform, refer and market to existing and potential content providers the value-added services offered by the Parties in the following manner.

1. WWBC will refer interested content providers to an inside sales representative of ProWebCast (as per ProWebCast Third Party Sales Agreement) for the purposes of

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introducing  and  facilitating  the  sale  of broadcasting services.  WWBC  will endeavor to feature and promote the content produced by and in association with ProWebCast and ProWebCast's various streaming media customers.

2. ProWebCast will inform content providers of the wwbc.net Affiliate Program (http://affiliate.wwbc.net) and will refer interested content providers to the wwbc.net portal website for online registration.

3. Reciprocally feature the Partner in the respective Partner's corporate website. Report the Partnership and/or the Partner's products and services in the Parties' respective press releases, news letters and or company collateral materials as desired or applicable.

We confirm our recent discussions that persons and procedures required to execute this agreement have either been established or will been established in a timely manner. We also confirm that this document constitutes a framework under which the Parties will begin a Strategic Alliance and may be subject to change in the future if mutually agreeable.

Other  Matters

In consideration of this Alliance, as outlined herein, we each agree that we will not disclose any information to any third parties about our respective businesses which may be confidential except as may be required to any of our respective directors, officers, employees or agents as is absolutely necessary in connection with carrying out our respective obligations as detailed in this Agreement. In addition, neither or us will directly or indirectly use to our own advantage any confidential information of the other party.

While we may decide in the future to negotiate and enter into a more comprehensive agreement or agreements regarding the matters we have discussed herein or future matters, each of us understands and agrees that this Agreement is intended by each of us to create mutual obligations and that we will forthwith proceed to initiate and work toward implementing the matters as we have detailed in this Agreement; but that these obligations are limited in scope and the successful completion of the obligations is not implied.

We look forward to working with you and building a mutually beneficial relationship.

Yours  truly,

wwbroadcast.net  inc.                   ProWebCast,  Inc.

/s/ Kirk Exner                          /s/ Karl Gruber

Kirk  Exner,  President  &  CEO          Karl  Gruber,  VP  Business Development